                                                                   EXHIBIT 10.27

                             COLLABORATIVE RESEARCH
                                       AND
                                LICENSE AGREEMENT

                                DECEMBER 13, 1996

                                     BETWEEN

                     THE DUPONT MERCK PHARMACEUTICAL COMPANY

                                       AND

                           GENELABS TECHNOLOGIES, INC.

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

OVERVIEW AND INTENT...........................................................1

ARTICLE I           CERTAIN DEFINITIONS.......................................2

         "Affiliate"..........................................................2
         "Agency".............................................................2
         "Calendar Quarter"...................................................3
         "Calendar Year"......................................................3
         "Collaboration"......................................................3
         "Collaboration Lead Compound"........................................3
         "Collaboration Patent Rights"........................................3
         "Collaboration Target Gene"..........................................3
         "Collaboration Technology"...........................................3
         "Confidential Information"...........................................4
         "Discovered" or "Discovery"..........................................4
         "Effective Date".....................................................4
         "Field of Use".......................................................4
         "First Commercial Sale"..............................................4
         "FTE"................................................................5
         "FTE Rate"...........................................................5
         "Genelabs Lead Compounds"............................................5
         "Genelabs Lead Compound Program".....................................5
         "Genelabs Patent Rights".............................................5
         "Genelabs Screening Collaboration"...................................6
         "Genelabs Target Gene"...............................................6
         "Genelabs Technology"................................................6
         "Initial Research Term"..............................................6
         "Lead Compound"......................................................6
         "Licensed Products"..................................................6
         "Merlin Assay".......................................................6
         "Monomer"............................................................7
         "Monomer Database"...................................................7
         "Net Proceeds".......................................................7
         "Net Sales"..........................................................8
         "Patent Rights"......................................................8
         "Research Program"...................................................8
         "Research Plan"......................................................8
         "RSC"................................................................9
         "Sublicensee"........................................................9
         "Target Gene"........................................................9
         "Technology".........................................................9
         "Third Party Lead Compound Program"..................................9

ARTICLE II          RESEARCH COLLABORATION....................................9

         2.1      Conduct of the Research Program.............................9
         2.2      Scope of Collaboration......................................10
         2.3      Term of Research Program....................................10
         2.4      Research Term Extension.....................................11
         2.5      Direction of Research Program...............................12
         2.6      Assistance..................................................13

ARTICLE III         TARGET GENES..............................................13
         3.1      Collaboration Target Genes..................................13
         3.2      Genelabs Lead Compound Programs.............................14
         3.3      Outlicensing by Genelabs....................................17
         3.4      Genelabs Screening Collaboration............................18

ARTICLE IV          GRANT OF RIGHTS...........................................19
         4.1      Monomer Database............................................19
         4.2      License to DuPont Merck.....................................19
         4.3      Collaboration Technology....................................21

ARTICLE V           PAYMENTS..................................................21
         5.1      Payments by DuPont Merck....................................21
                  (a)      Up-Front Payment...................................21
                  (b)      Milestones.........................................21
                  (c)      Royalties..........................................24
         5.2      Payments by Genelabs........................................24
                  (a)      Outlicensing Revenues if Lead Compound Discovered..24
                  (b)      Licensing Revenues If Lead Compound Not Discovered.26
                  (c)      Revenues from Genelabs Commercialization...........27
                  (d)      Revenues from Genelabs Screening Collaborations....28
         5.3      Accounting..................................................29
         5.4      Certain Conditions..........................................30
         5.5      Paid-up License.............................................31
         5.6      Sublicense Provision........................................31
         5.7      Confidentiality of Financial Information....................31
         5.8      Interest on Late Payments...................................32

ARTICLE VI          CONFIDENTIALITY AND PUBLICATION...........................32
         6.1      Restrictions on Disclosure..................................32
         6.2      Access to Information.......................................33
         6.3      Protection of Information...................................34
         6.4      Ownership of Information....................................34
         6.5      Return of Information.......................................34
         6.6      Injunctive Relief...........................................35
         6.7      Use of Confidential Information.............................35
         6.8      Scientific Publication......................................35

ARTICLE VII         INVENTIONS, PATENTS.......................................36
         7.1      Collaboration Patent Rights.................................36
         7.2      Filing, Prosecution and Maintenance of Patents..............36
         7.3      Patent Term Restoration.....................................37
         7.4      Infringement................................................37

ARTICLE VIII        TERM AND TERMINATION......................................39
         8.1      Term and Expiration.........................................39
         8.2      Termination for Cause.......................................39
         8.3      Effect of Termination.......................................40
         8.4      Continuation of Agreement...................................40

ARTICLE IX          LIABILITY.................................................40
         9.1      Indemnification.............................................40
                  (a)      By DuPont Merck....................................40
                  (b)      By Genelabs........................................41
         9.2      Insurance...................................................42
         9.3      No Implied Warranties.......................................42

ARTICLE X           MISCELLANEOUS.............................................43
         10.1     Force Majeure...............................................43
         10.2     Assignment..................................................43
         10.3     Severability................................................44
         10.4     Notices.....................................................44
         10.5     Applicable Law/Jurisdiction.................................45
         10.6     Dispute Resolution..........................................46
         10.7     Entire Agreement............................................46
         10.8     Headings....................................................46
         10.9     Independent Contractors.....................................46
         10.10    Waiver......................................................47
         10.11    Counterparts................................................47
         10.12    Representations and Warranties..............................47
         10.13    Publicity...................................................48
         10.14    Use of Names................................................48

EXHIBIT A           GENELABS PATENT RIGHTS....................................49

EXHIBIT B           RESEARCH PLAN.............................................50

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT


         THIS AGREEMENT, dated as of December 13, 1996 (the "Effective Date"), is between Genelabs Technologies, Inc., a corporation organized and existing under the laws of California and having its principal office at 505 Penobscot Drive, Redwood City, California 94063 ("Genelabs") and The DuPont Merck Pharmaceutical Company, a general partnership organized and existing under the laws of Delaware and having its principal office at DuPont Merck Plaza, Walnut Run, 974 Centre Road, Wilmington, Delaware 19807 ("DuPont Merck").

                               OVERVIEW AND INTENT

         The parties intend to establish a research collaboration using certain Genelabs technology directed towards the discovery of gene regulating DNA-binding drugs for human therapeutic applications. Each party will contribute compounds and chemistries which it currently has or develops during the course of the research collaboration, and in the case of DuPont Merck for [ * ] years after the collaboration, into a monomer database. Each party may use the monomer data base independently for the discovery of lead compounds for pharmaceutical products. The primary goals of the collaboration are to create the monomer database, to use the monomer database to create lead compounds, and to create small molecule gene regulating DNA-binding pharmaceuticals from such lead compounds. Each party can develop and commercialize pharmaceutical products or sublicense lead compounds to other parties. DuPont Merck will have certain exclusive rights to pharmaceutical products resulting from the collaboration.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         The parties agree as follows.

ARTICLE I CERTAIN DEFINITIONS

         The terms in this Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning designated below or, if not designated below, the meaning as designated in places throughout this Agreement.

         "Affiliate" means any corporation or other entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity. For purposes of this Agreement, [ * ].

         "Agency" means any governmental regulatory authority responsible for granting health or pricing approvals, registrations, import permits, and other approvals required before Licensed Product may be tested or marketed in any country.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "Calendar Quarter" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

         "Calendar Year" means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

         "Collaboration" means the collaborative research program established by this Agreement, also sometimes referred to herein as the "Research Program" or "Research Collaboration".

         "Collaboration Lead Compound" means a Lead Compound Discovered as part of the Collaboration.

         "Collaboration Patent Rights" means all patents and applications worldwide on patentable inventions and discoveries included in the Collaboration Technology, any divisions, continuations, or continuations-in-part of the patent applications, all patents which issue on such applications, including all reissues, reexaminations or extensions of the patents, any extended or restored term, and any confirmation patent, registration patent, patent of addition, or the like.

         "Collaboration Target Gene" has the meaning set forth in Section 3.1.

         "Collaboration Technology" means any information, and data concerning [*], and all related intellectual

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

property, including information, data, trade secrets, know-how, inventions, discoveries and Collaboration Patent Rights, owned or licensable by one party to the other, excluding clinical information and data, and excluding that portion of such information, data, trade secrets, know-how, inventions, discoveries and [ * ].

         "Confidential Information" means information and data which relates to the Genelabs Technology or the Collaboration Technology, which is owned by one party and is disclosed to the other party in connection with this Agreement, and which is designated confidential by the disclosing party.

         "Discovered" or "Discovery", as applied to [ * ].

         "Effective Date" means January 1, 1997, the date of commencement of the Research Program.

         "Field of Use" means [ * ].

         "First Commercial Sale" means, with respect to a Licensed Product, the first sale for use or consumption by the public of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by such country.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "FTE" means one or more researchers employed by Genelabs or DuPont Merck and assigned to work on the Research Collaboration with such time and effort to constitute the equivalent of one scientist working on a full time basis consistent with normal business and scientific practice (e.g. at least 40 hours per week of dedicated effort for at least 48 weeks per year).

         "FTE Rate" shall have the meaning set forth in Section 2.3.

         "Genelabs Lead Compounds" means Lead Compounds [ * ].

         "Genelabs Lead Compound Program" means a program which [ * ].

         "Genelabs Patent Rights" means all currently existing patents and patent applications worldwide which relate to [ * ] and which are owned or licensable by Genelabs, including those set forth in Exhibit A hereto, any divisions, continuations, or continuations-in-part of the patent applications, all patents which issue on such applications, including all reissues, reexaminations or extensions of the patents, any extended or restored term, and any confirmation patent, registration patent, patent of addition, or the like.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "Genelabs Screening Collaboration" means a collaboration in which [ * ].

         "Genelabs Target Gene" means a Target Gene which is [ * ].

         "Genelabs Technology" means the Merlin assay and all related intellectual property existing as of the Effective Date, including information, data, trade secrets, know-how, inventions, discoveries and Genelabs Patent Rights owned or licensable by Genelabs and directed toward [ * ].

         "Initial Research Term" shall have the meaning set forth in Section
2.3.

         "Lead Compound" means a molecule which demonstrates [ * ].

         "Licensed Products" means pharmaceutical products in the Field of Use derived directly or indirectly from a Lead Compound and/or employing the Technology.

         "Merlin Assay" means the assay described and claimed [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         [ * ].

         "Monomer" means a [ * ].

         "Monomer Database" means a [ * ].

         "Net Proceeds" means the gross amount of revenues received by Genelabs from outlicensing or sublicensing a Lead Compound to third parties, including
[ * ]. Net Proceeds shall include the financial value of any non-

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

financial compensation paid or exchanged with Genelabs, to be determined by valuation methods (and a payment schedule) to be agreed upon by the parties.

         "Net Sales" means the gross invoice price of Licensed Product to third parties, including without limitation distributors, less (i) trade and quantity discounts actually allowed; (ii) returns and allowances; (iii) rebates, chargebacks and other amounts paid, credited or accrued, (iv) retroactive price reductions; (v) sales commissions to distributors and independent agents, (vi) the costs of devices for dispensing or administering the Licensed Product (for which the customer is not charged) which accompany the Licensed Product as it is sold, (vii) a fixed amount equal to [ * ] for sales outside the U.S., of the amount invoiced to cover bad debts, custom duties, surcharges, sales or excise taxes, cash discounts, transportation and insurance charges; and (viii) as agreed by the parties, any other specifically identifiable amounts included in gross sales that were or ultimately will be credited and that are substantially similar to those listed above.

         "Patent Rights" means Genelab Patent Rights and Collaboration Patent Rights.

         "Research Program" or "Research Collaboration" means the collaborative research program established by this Agreement, also sometimes referred to herein as the "Collaboration".

         "Research Plan" is the research plan for the Collaboration, as described in Section 2.1, and as revised from time to time by the Research Steering Committee.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         "RSC" or "Research Steering Committee" has the meaning set forth in
Section 2.5.

         "Sublicensee" means a business entity which is sublicensed by DuPont Merck or Genelabs under this Agreement.

         "Target Gene" means [ * ].

         "Technology" means Genelabs Technology and Collaboration Technology.

         "Third Party Lead Compound Program" means a [ * ].

                        ARTICLE II RESEARCH COLLABORATION

         2.1 Conduct of the Research Program. The parties shall engage in a collaborative research program (the "Research Program" or "Research Collaboration") directed towards the discovery of gene regulating DNA-binding pharmaceutical products. The Research Program will be conducted in good scientific manner, and in accordance with all applicable good laboratory practices and legal requirements. The objectives, workplan, timeline and assignment of the initial activities of the Research

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Program are set forth in the Research Plan annexed hereto as Exhibit B (the "Research Plan"). Within four months of the Effective Date, the scientists assigned to work on the Research Collaboration will have assessed [ * ], and will at that time present a more detailed set of objectives and research plans to the Research Steering Committee, which will issue a revised Research Plan.

         2.2 Scope of Collaboration. Notwithstanding anything else in this Agreement, the parties recognize that in conducting the Research Program compounds and components of compounds may be identified that could have applications outside the Field of Use. [ * ].

         2.3 Term of Research Program. The initial term for the Research Program shall commence on January 1, 1997 and continue through [ * ] (the "Initial Research Term"), and may be extended, as provided below, for [ * ]. During each year of the Initial Research Term, DuPont Merck shall fund a [ * ]. Payment to Genelabs of such research funding shall be made

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

in equal quarterly installments payable within 15 days of the beginning of each Calendar Quarter commencing on the Effective Date. Payment shall be made by immediately available funds. Such funding by DuPont Merck of FTE's at Genelabs shall be contingent upon Genelabs providing and retaining the indicated number of qualified FTE's and upon Genelabs making a good faith effort in accordance with industry standards to achieve the goals of the Research Collaboration as set forth in the Research Plan. Without limiting DuPont Merck's rights or remedies, DuPont Merck shall have the right to reduce the level of funding described above to reflect the failure by Genelabs to provide or retain the required number of qualified FTE's or to make the required effort to achieve the goals of the Research Collaboration. The names, curriculum vitae and percentage of time devoted to the Research Program for each scientist comprising the required number of FTE's will be provided to DuPont Merck within 30 days of the Effective Date and not later than 60 days prior to the start of each subsequent Calendar Year of the Research Collaboration. The mixture of skills and levels of expertise of such scientists shall be appropriate to the objectives of the Research Program. The selection of such scientists shall be subject to the approval of DuPont Merck, such approval not to be unreasonably withheld.

         2.4 Research Term Extension. DuPont Merck shall provide Genelabs with written notice no later than [ * ],

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[ * ]. Upon any extension of the Initial Research Term, the RSC shall revise the Research Plan and assign responsibilities and determine manpower requirements of the parties for such extended term.

         2.5 Direction of Research Program

             (a) The Research Program will be directed by a [ * ] member Research Steering Committee ("RSC"), comprised of [ * ]. The first meeting of the RSC will take place within thirty (30) days after January 1, 1997 for the purpose of making any modifications to the Research Plan, including modifications to the timeline or assignment of responsibilities to achieve the objectives of the Research Program. Thereafter, the RSC will meet on a regular basis, no less frequently than quarterly (via teleconference, video conference, or face to face) to review the progress of the Research Program and make any changes in the Research Plan necessary to achieve the objectives of the Research Program. Additional meetings may be scheduled by mutual consent.

             (b) Genelabs and DuPont Merck will exchange written reports quarterly outlining the progress of the Research Program for the prior quarter, and, in particular, reporting on the progress of those aspects of the Research Program for which the party is primarily or entirely

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

responsible. Each party shall select a coordinator for the Research Program to whom such communications and all reports shall be submitted and who shall mutually determine the agenda for each of the meetings between the parties. The authority and responsibility of the RSC shall be limited to scientific matters relating to the Research Plan being undertaken during the Research Collaboration; the RSC shall have no authority regarding any business matter, for example, to amend this Agreement or in any way elaborate, change or expand upon any of its terms. In the event of any impasse which cannot be resolved by the RSC, [ * ] shall have tie-breaking authority.

         2.6 Assistance. If either party requests, the other party will provide to it technical assistance within its area of expertise and supply any technical information and know-how which the requesting party may require in connection with the Research Program. Provision of such technical assistance shall include but not be limited to visits by Genelabs and/or DuPont Merck personnel to each other at the requesting party's expense, at times and for periods of time upon which the parties shall reasonably agree.

                            ARTICLE III TARGET GENES

         3.1 Collaboration Target Genes. Within the initial four months of the Research Collaboration, the RSC shall designate [ * ] (the "Collaboration Target Genes"), and shall designate [ * ] Collaboration Target Genes as the initial focus of the Research Collaboration. [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         [ * ].

         3.2 Genelabs Lead Compound Programs.

             (a) Genelabs may initiate [ * ], a Genelabs Lead Compound Program; provided, however, that in no event may [ * ]. Genelabs may initiate [ * ] Genelabs Lead Compound Programs during any year of the Research Collaboration; however, if in any year, Genelabs ceases work on a [ * ].

             (b) [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                          [*].

             (c) Lead Compound Programs can be [ * ], subject to the following provisions:

                  (i) [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Programs [ * ] that Genelabs is able to establish during the term of the Research Collaboration, provided that Genelabs may initiate [ * ] Third Party Lead Compound Program which program is described in [ * ] during the [ * ] of [ * ].

                  (ii) [ * ] resulting from [ * ] will be subject to the same [ * ] to be made by Genelabs to DuPont Merck for [ * ].

                  (iii) If the [ * ], Genelabs will [ * ].

                  (iv) If the [ * ].

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  [ * ].

                  (v) If the [ * ].

                  (vi) Following the term of the Research Collaboration, [ * ].

             (d) Genelabs will provide to DuPont Merck a quarterly progress report on all Genelabs Lead Compound Programs.

         3.3 Outlicensing by Genelabs. Genelabs may develop and commercialize Genelabs Lead Compounds or may choose at any time to out-license a Genelabs Lead Compound to a third party according to the following procedure:

                  i) Genelabs shall [ * ];

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  ii) [ * ];

                  iii) [ * ];

                  iv) [ * ].

Genelabs' obligations under this Section 3.3 shall terminate upon the [ * ] anniversary of the termination of the Research Program.

         3.4 Genelabs Screening Collaboration. During the term of the Research Collaboration, Genelabs may, at its sole discretion, enter into Genelabs Screening Collaborations on a blinded basis with third parties. As part of Genelabs Screening Collaborations, Genelabs shall [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         [ * ].


                           ARTICLE IV GRANT OF RIGHTS

         4.1 Monomer Database. Following the execution of this Agreement, each party will [ * ].

         4.2 License to DuPont Merck. Genelabs grants to DuPont Merck:

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (i) [ * ] license, with no right to sublicense, to use the Technology and Patent Rights during the term of the Research Collaboration to Discover Collaboration Lead Compounds directed against Collaboration Target
Genes, which shall [     *     ],

and

                  (ii) [ * ] license to the Technology and Patent Rights to discover, make, use and sell Lead Compounds and Licensed Products directed against Target Genes other than Collaboration Target Genes in the Field of Use, with the right to grant sublicenses to, make, use and sell Lead Compounds and Licensed Products directed against Target Genes other than Collaboration Target Genes in the Field of Use, and

                  (iii) [ * ] license to the Technology and Patent Rights to discover, make, use and sell Lead Compounds and Licensed Products directed against Collaboration Target Genes in the Field of Use, with the right to grant sublicenses to make, use and sell Lead Compounds and Licensed Products directed against Collaboration Target Genes in the Field of Use. This license shall be
(i) [ * ]


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         [ * ].

         For the purpose of clarity, it is understood that (a) [ * ].

         4.3 Collaboration Technology. Each party grants to the other a non-exclusive worldwide license in the Field of Use to any Collaboration Technology and Collaboration Patent Rights, except for the [ * ].


                               ARTICLE V PAYMENTS

         5.1 Payments by DuPont Merck. In consideration for the licenses provided for in Section 4.2 hereof and the research to be conducted by Genelabs pursuant to the Research Plan, DuPont Merck shall make the following payments to
Genelabs:

             (a) Up-Front Payment. Within 3 business days following the execution of this Agreement, DuPont Merck shall pay to Genelabs [ * ].

             (b) Milestones. DuPont Merck shall also make the following payments (which may be used for any purpose by Genelabs) to Genelabs within thirty (30) days of the

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

achievement of the following milestones related to commercial Licensed Products which are derived directly or indirectly through utilization of the Genelabs Technology or Collaboration Technology, regardless of whether the milestone is achieved during or after termination of the Research Collaboration, and regardless of whether the entity achieving the milestone is DuPont Merck itself or one of its Sublicensees or Affiliates:

                  (i) [ * ];

                  (ii) [ * ];

                  (iii) [ * ];

                  (iv) [ * ];

                  (v) [ * ];

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (vi) [ * ];

                  (vii) [ * ].

         To clarify the foregoing, in no event is DuPont Merck required to pay Genelabs more than one time for the accomplishment of the [ * ]. For example, if [ * ].

         In the first instance that either Milestone (ii) above is achieved or Milestone (i) above is achieved with respect to [ * ], and for each subsequent instance occurring within 90 days of the first instance, DuPont Merck will have a 90 day period from the date of the first such achievement to select between the options of either [ * ]. If DuPont Merck elects the latter option with respect to a given Collaboration Lead Compound,

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         DuPont Merck will have [ * ].

             (c) Royalties. [ * ]. Notwithstanding the foregoing, if no patent is obtained for the Licensed Product, or if DuPont Merck is required to pay royalties in order to obtain an unblocking license, with respect to the manufacture, use or sale of such Licensed Product, then the royalty rate to be paid to Genelabs by DuPont Merck shall be reduced by a total of one-third of the royalty rate to be paid by DuPont Merck for the unblocking license; provided that the maximum reduction of the royalty payable to Genelabs by DuPont Merck shall be an amount equal to one-third of the amount of the royalty which would have otherwise been payable by DuPont Merck to Genelabs, without taking into consideration such reduction.

         5.2 Payments by Genelabs.

         (a) Outlicensing Revenues if [ * ]. In the event [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[ * ], Genelabs will pay to DuPont Merck a fee equal to a percentage of the Net Proceeds received by Genelabs from outlicensing or sublicensing any Genelabs Lead Compounds. For a given Genelabs Lead Compound outlicensed or sublicensed by Genelabs, the applicable percentage of Net Proceeds to be paid to DuPont Merck will [ * ]. The following chart illustrates the applicable percentage which DuPont Merck will be entitled to:

                                          Applicable Percentage of Net Proceeds
                     ----------------------------------------------------------

[
--------------------------------------------------------------------------------
* ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         [ * ]

         As an example of the foregoing, assume (i) [ * ].

         As another example, assume [ * ].

         For the purposes of determining the [ * ].

             (b) Licensing Revenues If [ * ]. If [ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

             [ * ], Genelabs will pay to DuPont Merck a fee equal to a percentage of the Net Proceeds received by Genelabs from outlicensing or sublicensing such Genelabs Lead Compounds. For a given Genelabs Lead Compound outlicensed or sublicensed by Genelabs, the applicable percentage of Net Proceeds to be paid to DuPont Merck will [ * ]. Genelabs will have no obligation to DuPont Merck with respect to [ * ]. The following chart illustrates the applicable percentage which DuPont Merck will be entitled to:

                                          Applicable Percentage of Net Proceeds
                     -----------------------------------------------------------

[
--------------------------------------------------------------------------------
* ]

             (c) Revenues from Genelabs Commercialization. Genelabs will pay to DuPont Merck [ * ] by Genelabs and its Affiliates of Licensed Products in the

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Field of Use derived from Genelabs Lead Compounds Discovered during the Collaboration or for the applicable period of time thereafter determined pursuant to Subsections (a) and (b), above. The amount of the royalty will be determined [ * ]. Notwithstanding the foregoing, if no patent is obtained for the Licensed Product, or if Genelabs is required to pay royalties in order to obtain an unblocking license, with respect to the manufacture, use or sale of such product then the royalty rate to be paid to DuPont Merck by Genelabs shall be reduced by a total of one-third of the royalty rate to be paid by Genelabs for the unblocking license; provided that the maximum reduction of the royalty payable to DuPont Merck by Genelabs shall be an amount equal to one-third of the amount of the royalty which would have otherwise been payable by Genelabs to DuPont Merck, without taking into consideration such reduction.

             (d) Revenues from Genelabs Screening Collaborations. In no event will any payments be owed by Genelabs to DuPont Merck for revenue derived from Genelabs

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Screening Collaborations performed by Genelabs for third parties.

         5.3 Accounting

             (a) DuPont Merck and Genelabs shall deliver to each other within sixty (60) days after the end of each Calendar Quarter a written accounting, including quantities and monetary amounts of Net Sales and Net Proceeds subject to fee or royalty payments and the amount of the fee or royalty payment due to the other party for such Calendar Quarter.

             (b) When each party delivers its accounting to the other, the reporting party shall also deliver all fee or royalty payments due to the other party for the Calendar Quarter.

             (c) Each party shall keep accurate records in sufficient detail to enable the amounts due to the other party to be determined. Upon the request of either party, the other party shall permit an independent, certified public accountant selected by the requesting party, except one to whom the disclosing party has reasonable objections, to have access during ordinary business hours to records necessary to determine the correctness of any quarterly report and obtain information as to the amount payable to the requesting party for any such period in case of the disclosing party's failure to report or make payment. Such examination shall be at the requesting party's expense and shall not take place more than once each year for each party. These rights with respect to any year shall terminate three (3) years after the end of any such year. Information supplied to the requesting party by such independent certified public accountants shall not include any proprietary information not required to be disclosed under other sections of this Agreement.

             (d) All payments to be made by either party under this Agreement shall be made in United States dollars. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due to a party shall be the month-end exchange rate applicable for the month in which the sales are recorded. Such month-end exchange rate is the exchange rate utilized by the paying party in its worldwide accounting system and reflects the average exchange rate for the month.

             (e) All payments due hereunder from either party shall be paid in immediate available funds.

         5.4 Certain Conditions. Payments for sale of Licensed Products by either party shall be subject to the following conditions:

             (a) no fees or royalties shall be due upon the sale or other transfer between DuPont Merck and its Affiliates or Genelabs and its Affiliates, provided that royalties will be paid on sales by such Affiliates to independent third parties;

             (b) no fees or royalties shall accrue on the disposition of Licensed Product in reasonable quantities by DuPont Merck, Genelabs, or their respective Affiliates or Sublicensees as bona fide samples or as donations to non-profit institutions or government agencies for non-commercial purposes or to support physician initiated research; and

             (c) notwithstanding the above fee and royalty rates, upon either party's request, the parties will discuss in good faith a reduction of the applicable fee or royalty rate in any given country in the event the level of development, patent protection or general commercial environment affects the commercial viability of the Licensed Products under such fee or royalty rate.

         5.5 Paid-up License. For each country, upon expiration of DuPont Merck's obligation to pay royalties pursuant to Section 5.1, DuPont Merck shall have a fully paid-up, non-exclusive license under the Genelabs Technology, to make, have made, use and sell Licensed Product in that country. For each country, upon expiration of a party's obligation to make payments hereunder, the party shall have a fully paid-up, non-exclusive license under the Collaboration Technology owned by the other party to make, have made, use and sell Licensed Product in that country.

         5.6 Sublicense Provision. Each party shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to the other party, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by independent accountant.

         5.7. Confidentiality of Financial Information. Each party shall treat all financial information subject to review under Section 5.3(c) or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into a confidentiality agreement with the other party obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

         5.8 Interest on Late Payments. Each party will pay interest on any overdue amounts at the rate of one-half percent (0.5%) per month calculated from the date any payment was due and payable.


                   ARTICLE VI CONFIDENTIALITY AND PUBLICATION

         6.1 Restrictions on Disclosure. The parties will not disclose or use Confidential Information disclosed by one party to the other under the terms of this Agreement without the express, written consent of the disclosing party, with the exception of the following:

          a. information which, at the time of disclosure, is available to the public;

          b. information which, after disclosure, becomes available to the public by publication or otherwise, other than by breach of this Agreement by the receiving party;

          c. information that the receiving party can establish by prior written record was already known to it or was in its possession or in the possession of an Affiliate at the time of disclosure and was not acquired, directly or indirectly, from the disclosing party;

          d. information that the receiving party obtains from a third party; provided however, that such information was not obtained by said third party, directly or indirectly, from the disclosing party under an obligation of confidentiality toward the disclosing party;

          e. information that the receiving party can establish by written evidence satisfactory to the disclosing party was independently developed by persons in its employ or otherwise who had no contact with and were not aware of the content of the Confidential Information; and

          f. information that the receiving party is compelled to disclose by a court or other tribunal of competent jurisdiction, provided however, that in such case the receiving party shall immediately give notice to the providing party so that the providing party may seek a protective order or other remedy from said court or tribunal and will cooperate with the disclosing party. In any event, the receiving party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

         6.2 Access to Information. The receiving party will not disclose any such Confidential Information to any person other than to its directors, officers or employees, or to directors, officers or employees of an Affiliate and sublicencees, or to contractors under confidentiality obligations having substantially the same terms expressed herein, and only then to the foregoing individuals if they have a clear need to know such Confidential Information in connection with the performance of their professional responsibilities.

         6.3 Protection of Information. The receiving party shall take all reasonable steps, including, but not limited to, those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to insure that the Confidential Information is not disclosed or duplicated for the use of any third party, and shall take all reasonable steps to prevent its officers and employees, or any others having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential Information, or from committing any acts or omissions that may result in a violation of this Agreement.

         6.4 Ownership of Information. Title to, and all rights emanating from the ownership of, all Confidential Information disclosed under this Agreement shall remain vested in the disclosing party. Nothing herein shall be construed as granting any license or other right to use the Confidential Information other than as specifically agreed upon by the parties.

         6.5 Return of Information. Upon expiration or termination of this Agreement and upon the written request of the disclosing party, the receiving party shall return promptly to the disclosing party all written materials and documents, as well as any computer software or other media, made available or supplied by the disclosing party to the receiving party that contains Confidential Information, together with any copies thereof, except that the receiving party may retain one copy of each such document or other media under seal for archival purposes, subject to protection and non-disclosure in accordance with the terms of this Agreement.

         6.6 Injunctive Relief. The receiving party acknowledges that the disclosure of Confidential Information without the express written consent of the disclosing party will cause irreparable harm to the disclosing party, and that any breach or threatened breach of this Agreement by the receiving party will entitle the disclosing party to injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction, and that the receiving party will not claim as a defense that the disclosing party has an adequate remedy at law.

         6.7 Use of Confidential Information. Confidential Information shall only be used in connection with the parties' respective rights and obligations under this Agreement.

         6.8 Scientific Publication Either party wishing to make a scientific publication of the research emanating from the Research Program shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation. The reviewing party shall have the right (i) to propose modifications to the publication for patent reasons, trade secret reasons or business reasons and (ii) to request removal of its Confidential Information from such publication or presentation. If the reviewing party requests modifications to the publication, the publishing party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation. In event the parties agree to publish the proposed submission, then the contributions of the parties to the research shall be expressly noted in such publications or other public disclosures by acknowledgment or co-authorship, whichever is appropriate.

                         ARTICLE VII INVENTIONS, PATENTS

         7.1 Collaboration Patent Rights. If either party makes an invention in the course of the Research Program, that party shall own the invention and is responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents covering such invention. If any joint invention is made under the Research Program, then such invention shall be owned by both parties, and Genelabs shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents covering such invention. Each party's Collaboration Patent Rights shall be subject to the license grants described in Section 4.2.

         7.2 Filing, Prosecution and Maintenance of Patents. Each party shall diligently take all commercially reasonable steps required to maintain the Collaboration Patent Rights it owns in full force and effect and shall be responsible for the day-to-day activities associated with filing, prosecuting and maintaining such Collaboration Patent Rights. Each party will consult with and cooperate with the other party to promptly file, prosecute and maintain such party's Collaboration Patent Rights. Each party shall at all times during the term of this Agreement keep the other party advised of the status of its patent filings related to the Collaboration Patent Rights, and upon request of the other party, shall provide copies of any papers relating to the filing, prosecution or maintenance of such Collaboration Patent Rights, subject to Article VI hereof. During the term of this Agreement the parties shall cooperate in providing information to assist counsel with the patent prosecution of such Collaboration Patent Rights.

         7.3 Patent Term Restoration. The parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration, supplemental protection certificates or their equivalents are to be made, the party owning such patent rights shall have the right to make the election and the other party will abide by such election.

         7.4 Infringement.

             (a) Genelabs and DuPont Merck each shall immediately give notice to the other of any potential or actual infringement by a third party of any Patent Rights of which they become aware or of any certification of which they become aware filed under the United States "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that Patent Rights are invalid or unenforceable or that infringement will not arise from the manufacture, use or sale of a product by a third party.

             (b) The owner of the Patent Rights will have the right to settle with the infringer or to bring suit or other proceeding at its expense against the infringer in its own name or in the name of the other party where necessary, after consultation with the other party; provided, however, that no settlement will be entered into which increases the payment obligations of the other party without the prior written consent of the other party. A party shall keep the other party advised at all times of such suit or proceedings brought. A party may, in its discretion and at its expense, join the other party as a party to the suit or other proceeding, provided that the party bringing the action shall retain control of the prosecution of such suit or proceedings in such event. Each party will cooperate with the other party in any efforts to protect Patent Rights, including joining as a party where necessary.

             (c) If the party owning the Patent Rights does not settle with the infringer or bring suit or other proceeding against the infringer, the other party may in its discretion, bring suit or other proceeding at its expense against the infringer, provided however, that the other party shall first consult with the party owning such Patent Rights as to whether such act(s) by a third party reasonably constitute infringement and whether it is commercially advisable to bring such suit or proceeding, as reasonably determined by the owner of such patent rights. Such owning party shall be kept advised at all times of all developments in such suit or proceedings brought by the other party.

             (d) Each party will bear its own expenses with respect to any suit or other proceeding against an infringer. Any recovery in connection with such suit or proceeding will first be applied to reimburse each party for its out-of-pocket expenses, including attorneys' fees.

The party controlling the suit will retain the balance of any recovery.

                        ARTICLE VIII TERM AND TERMINATION

         8.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Section 8.2 below, the terms of this Agreement shall continue in effect on a country-by-country basis until expiration date of the last obligation of a party to pay fees or royalties to the other party for the sale of a Licensed Product in that country. Upon expiration of this Agreement as to any country due to the expiration of the obligation of a party to pay royalty to the other party for the sale of a Licensed Product in that country, the licenses hereunder with respect to Licensed Product shall become fully paid-up, perpetual licenses.

         8.2 Termination for Cause. This Agreement may be terminated by notice by either party at any time during the term of this Agreement:

             (a) if it is shown by credible evidence that the other party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after written notice requesting cure of the breach; or

             (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

         8.3 Effect of Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay milestones, royalties or fees for Licensed Product sold prior to such termination.

         8.4 Continuation of Agreement. In the event of a breach described in
Section 8.2, as an alternative to terminating the Agreement, the non-breaching party may in its discretion continue the Agreement, but reduce its payment obligations to the breaching party [ * ]. All rights and obligations of the breaching party continue, including licenses under Article IV hereof and payment obligations to the non-breaching party.


                              ARTICLE IX LIABILITY

         9.1 Indemnification.

             (a) By DuPont Merck. DuPont Merck shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless Genelabs, its

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

directors, officers, employees and Affiliates, from and against any and all claim, loss, damage, liability, injury, cost or expense, including without limitation expenses of litigation and reasonable attorneys' fees, in connection with any claims made or suits brought against Genelabs by a third party relating to this Agreement and (i) arising from the negligence, willful misconduct, or material breach of this Agreement by DuPont Merck, its Affiliates, subcontractors or agents or (ii) arising out of the death of or injury to any person or persons or out of any damage to property and resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Licensed Product by DuPont Merck, its Affiliates or Sublicensees; provided however that DuPont Merck's obligation to provide indemnification hereunder shall be limited to the extent by which any such claim, loss, damage, liability, injury, cost or expense results from the negligence, willful misconduct, or material breach of this Agreement by Genelabs.

             (b) By Genelabs. Genelabs shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless DuPont Merck and its owners and Affiliates, and their respective directors, officers, and employees, from and against any and all claim, loss, damage, liability, injury, cost or expense, including without limitation expenses of litigation and reasonable attorneys' fees, in connection with any claims made or suits brought against DuPont Merck by a third party relating to this Agreement and (i) arising from the negligence, willful misconduct, or material breach of this Agreement by Genelabs, its Affiliates, subcontractors or agents or (ii) arising out of the death of or injury to any person or persons or out of any damage to property and resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Licensed Product by Genelabs, its Affiliates or Sublicensees; provided however that Genelabs' obligation to provide indemnification hereunder shall be limited to the extent by which any such claim, loss, damage, liability, injury, cost or expense results from the negligence, willful misconduct, or material breach of this Agreement by DuPont Merck.

         9.2  Insurance.

             (a) DuPont Merck represents and warrants that DuPont Merck is self-insured, and shall provide liability protection to Genelabs in regard to events covered by Section 9.1(a). DuPont Merck further represents and warrants that it has sufficient financial resources enabling it to provide liability protection, the nature and extent of which is commensurate with usual and customary industry practices, as determined by DuPont Merck's good faith assessment.

             (b) Genelabs represents and warrants that it possesses sufficient insurance to meet its obligations hereunder, and shall provide liability protection to DuPont Merck in regard to events covered by Section 9.1(b). Genelabs further represents and warrants that it has sufficient financial resources enabling it to provide liability protection, the nature and extent of which is commensurate with usual and customary industry practices, as determined by Genelabs' good faith assessment.

         9.3 No Implied Warranties. Except as otherwise expressly set forth in this Agreement, DuPont Merck and Genelabs MAKE NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT

LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                             ARTICLE X MISCELLANEOUS

         10.1 Force Majeure. Except with respect to any payment obligation, neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

         10.2 Assignment. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that the parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business to which the Agreement relates, or in the event of its merger or consolidation or similar transaction. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         10.3 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

         10.4 Notices;. Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by facsimile on such date, with paper copy being sent by certified first class mail, postage prepaid, or by next day express delivery service, addressed to it at its address below (or such address as it shall designate by written notice given to the other party).

         In the case of DUPONT MERCK:

                  Attention:
                  President, DuPont Merck Research Laboratories
                  Research and Development Division
                  The DuPont Merck Pharmaceutical Company
                  974 Centre Road, DuPont Merck Plaza
                  Wilmington, Delaware 19807-2802
                  Phone (302) 695-7008)

                  with copy to:
                  General Counsel

                  Legal Division
                  The DuPont Merck Pharmaceutical Company
                  974 Centre Road, DuPont Merck Plaza
                  Wilmington, Delaware 19807-2802
                  Fax (302) 892-8536)

          In the case of Genelabs:

                   Attention: Chief Executive Officer
                   Genelabs Technologies, Inc.
                   505 Penobscot Drive
                   Redwood City, California 94603
                   Phone: (415) 369-9500
                   Fax: (415) 368-0709

                   with copy to:
                   General Counsel
                   Genelabs Technologies, Inc.
                   505 Penobscot Drive
                   Redwood City, CA  94603
                   Fax: (415) 368-0709



         10.5 Applicable Law/Jurisdiction. This Agreement is acknowledged to have been made in and shall be construed, governed, interpreted and applied in accordance with the laws of Delaware, without giving effect to its conflict of laws provisions. Any litigation instituted by DuPont Merck shall be brought in a state or federal court located in San Francisco, California, and any litigation instituted by Genelabs shall be brought in a state or federal court located in Wilmington, Delaware. Each party hereby irrevocably consents to the personal and exclusive jurisdiction and venue of such courts.

         10.6 Dispute Resolution. In the event that any controversy or claim shall arise under, out of, in connection with, or relating to this Agreement or the breach thereof, the party initiating such controversy or making such claim shall provide to the other party a brief and concise statement of the initiating party's claims, together with relevant facts supporting them. During a period of sixty (60) days, or such longer period as may be mutually agreed upon in writing by the parties, following the date of said notice, the parties shall make good faith efforts to settle the dispute. Such efforts will include, but shall not be limited to, full presentation of both parties' claims and responses, with or without assistance of counsel, before the President of Genelabs and the President of DuPont Merck, or an equivalent if such positions do not exist in the respective companies.

         10.7 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties as to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by both parties hereto.

         10.8 Headings. The captions to the Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the Articles and Sections hereof.

         10.9 Independent Contractors. Genelabs and DuPont Merck are independent contractors with respect to this Agreement. The relationship between the two parties created by this Agreement shall not constitute a partnership, joint venture or agency. Neither Genelabs nor DuPont Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other.

         10.10 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         10.11 Counterparts. The Agreement may be executed with original or facsimile signatures in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 Representations and Warranties. Genelabs hereby represents and warrants that: (1) it owns the Genelabs Patent Rights and Genelabs Technology licensed hereunder; (2) no other person or organization presently has any effective option or license to the Genelabs Patent Rights; (3) Genelabs is not aware of any existing patent or published application of a third party which would be infringed by use of the Genelabs Technology as part of the Research Collaboration; and (4) Genelabs is not aware of any prior art or other reason to believe that the Genelabs Patent Rights licensed hereunder are invalid or unenforceable. Each party warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by such Agreement.

         10.13 Publicity. Neither party will issue any press release or other public statement, whether oral or written, disclosing any information relating to this Agreement that has not previously been approved without the prior written consent of the other party, provided however, that neither party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation.

         10.14 Use of Names. Neither party will, without prior written consent of the other party, use the name or any trademark or tradename owned by the other party, or owned by an Affiliate or parent corporation of the other party, in any publication, publicity, advertising, or otherwise.

                                    GENELABS TECHNOLOGIES, INC.

                                    By:_______________________________
                                    Title:____________________________
                                    Date:_____________________________

                                    THE DUPONT MERCK PHARMACEUTICAL COMPANY

                                    By:_______________________________
                                    Title:____________________________
                                    Date:_____________________________

                                    EXHIBIT A

                             GENELABS PATENT RIGHTS

COUNTRY           PATENT/SERIAL NO.                  TITLE

[ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    EXHIBIT B

                                  RESEARCH PLAN


                   COLLABORATIVE DNA-BINDING DISCOVERY PROGRAM
                                     BETWEEN
                  DUPONT MERCK AND GENELABS TECHNOLOGIES, INC.

[ * ]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                             Exhibit B (page 2 of 3)

[*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                             Exhibit B (page 3 of 3)

                                    TIMELINES

       [*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.